UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2010

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-04762	95-2051630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania		19107
(Address of Principal Executive Offices)		Zip Code

Registrant’s telephone, including area code:     215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On October 14, 2010, ARAMARK Food and Support Services Group, Inc. (“ARAMARK”), a subsidiary of ARAMARK Corporation (the “Registrant”), entered into an Amendment Agreement with Sysco Corporation (“Sysco”). The Amendment Agreement amends the Master Distribution Agreement (the “MDA”) dated November 25, 2006 between ARAMARK and Sysco to extend the term of the MDA from November 30, 2010 to March 31, 2011. A copy of the Amendment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The MDA was filed as Exhibit 10.1 to the Registrant’s Form 10-Q on February 7, 2007.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On October 13, 2010, Ravi K. Saligram, Chief Globalization officer of the Registrant, President, ARAMARK International, and one of the Registrant’s named executive officers, notified the Registrant that he was resigning his positions with the Registrant effective November 5, 2010.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

10.1	Amendment Agreement to Master Distribution Agreement dated October 14, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: October 18, 2010	By:	/S/ L. FREDERICK SUTHERLAND
	Name: Title:	L. Frederick Sutherland Executive Vice President and Chief Financial Officer

Index to Exhibits

Number	Description

10.1	Amendment Agreement to Master Distribution Agreement dated October 14, 2010.